Exhibit 99.1
Dissolution of Torch Energy Royalty Trust 3 Properties; Unique Net Profits Interest Available Presented by PLS

Disclaimer www.plsx.com 2 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) All Standard Disclaimers Apply & Seller Rights Retained. As a precondition to Torch Energy Royalty Trust ("Trust") authorizing the recipient to review this document, the recipient acknowledges and agrees with the following: (1) Trust, Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Trust ("Trustee"), and PLS Inc. ("PLS" or "Advisor") expressly disclaim any and all liability and responsibility for the quality, accuracy, completeness and materiality of this document; (2) the recipient will conduct its own independent evaluation and analysis of the properties and satisfy itself as to the quality, accuracy, completeness and materiality of this document; and (3) the recipient will rely solely on its own independent evaluation and analysis of the properties when deciding whether or not to submit a bid, enter into definitive agreements and/or consummate a transaction. The recipient further acknowledges and agrees that only the express representations and warranties contained in definitive agreements (when and if the same are executed) shall be binding on the parties and no representations or warranties of any kind as to amounts "in place" or recoverable oil and gas reserves (Proved, Probable or otherwise) attributable to the properties, as to geological and engineering interpretations related thereto or as to prices which will be received for production are being made. If the recipient determines that it cannot (or is unwilling to) comply with the foregoing preconditions to the disclosure of this document, it should immediately notify Trust in writing, discontinue its review and return this document. In furnishing this document, Trust, Trustee, the Advisor, and their respective affiliates, officers, directors and employees do not undertake any obligation to provide the recipient with access to any additional or updated information. This document does not constitute an offer to sell or a solicitation of an offer to buy the properties in any jurisdiction in which such offer or solicitation would be unlawful.

Forward-Looking Statements www.plsx.com 3 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Trust's business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words "believe," "expect," "plan," "intend," "estimate," or "anticipate" and similar expressions, as well as future or conditional verbs such as "will," "should," "would," and "could," often identify forward-looking statements. The Trust believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Trust may not realize its expectations and its beliefs may not prove correct. These and other risks, uncertainties and assumptions are detailed in the "Risk Factors" section and elsewhere in the documents filed by the Trust with the Securities and Exchange Commission. The Trust encourages the recipient to review the Trust's filings with the Securities and Exchange Commission at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Trust undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

www.plsx.com 4 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Key Terminology

www.plsx.com 5 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) This Document Contains Executive Summary 6 Properties 15 Louisiana - Chalkley Field 16 Texas - Cotton Valley & Austin Chalk Fields 20 Alabama - Robinson's Bend & Maxwell Crossing Fields 27 Contractual Arrangements 30 Contact Information 35 Table of Contents

www.plsx.com 6 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Executive Summary

www.plsx.com 7 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Overview

www.plsx.com 8 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Torch Energy Royalty Trust is a grantor trust which historically has provided unitholders with quarterly cash distributions from a 95% net profits interest in proved developed oil and gas properties in Texas, Alabama and Louisiana. The Trust was formed effective October 1, 1993 under the Delaware Statutory Trust Act pursuant to a trust agreement among Wilmington Trust Company as trustee for the Trust, Torch Royalty Company ("TRC"), Velasco Gas Company, Ltd. ("Velasco") and Torch Energy Advisors Incorporated ("TEAI") as grantor. TRC and Velasco created Net Profits Interests which burden certain oil and gas properties ("Underlying Properties"), and conveyed such interests to TEAI. TEAI conveyed the NPI to the Trust in exchange for an aggregate of 8.6 million units of beneficial interest ("Units"). Such Units were sold to the public through various underwriters in November 1993. The Units of the Trust are listed on the New York Stock Exchange under the symbol TRU. The financial statements of the Trust are prepared on a modified cash basis and are not intended to present the financial position and results of operations in conformity with accounting principles generally accepted in the United States of America ("GAAP"). Nonconventional fuel source tax credits under Internal Revenue Code ("IRC") Section 29 are no longer generated by Trust activities. This credit expired Dec. 31, 2002. As of January 1, 2003, credits under Section 29 are no longer available to producers of natural gas. The Underlying Properties constitute working interests in the Chalkley field in Louisiana, the Robinsons' Bend & Maxwell Crossing fields in the Black Warrior Basin in Alabama, fields that produce from the Cotton Valley formation in Texas and fields that produce from the Austin Chalk formation in Texas. The current working interest owners of the Underlying Properties are TRC, Torch E&P Company, Samson Lone Star Limited Partnership and Constellation Energy Partners LLC ("Working Interest Owners"). The NPI entitles the holder to receive 95% of the net proceeds attributable to oil and natural gas produced and sold from wells (other than infill wells) on the Underlying Properties. Brief Company History

www.plsx.com 9 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) The sole purpose of the Trust is to hold the Net Profits Interests, to receive payments from the Working Interest Owners, and to make payments to Unitholders. The Trust does not conduct any business activity and has no officers, directors or employees. On January 29, 2008, holders of more than 66 2/3% of the outstanding units of beneficial interest in the Trust affirmatively voted for a proposal to terminate the Trust in accordance with the terms and provisions of the Trust Agreement. Accordingly, the Trust is currently in the wind up and liquidation process. The Trust and Trustee rely solely on receiving accurate information, reports and other representations from Torch Energy Advisors Incorporated and other service providers to the Trust. The Working Interest Owners are not restricted on bidding on the assets of the Trust and the Trust anticipates that one or more of the Working Interest Owners will submit bids. See pg. 29 for information on Constellation Energy Partners LLC bid with respect to the Robinson's Bend field. The NPI also entitles the holder to 20% of the net proceeds (net to working interest owners) of wells drilled on the Underlying Properties since the Trust's establishment into formations in which the Trust has an interest, other than wells drilled to replace damaged or destroyed wells ("Infill Wells"). Infill Wells Net Proceeds represent the aggregate gross revenues received (by working interest owners) from Infill Wells less the aggregate amount of the following Infill Well costs: i) property, production, severance and similar taxes; ii) development costs; iii) operating costs; and iv) interest on the recovered portion, if any, of the foregoing costs computed at a rate of interest announced publicly by Citibank, N.A. in New York as its base rate. Trust's Net Profits Interest - Defined

www.plsx.com 10 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) In calculating Net Proceeds from the Robinson's Bend & Maxwell Crossing Fields, operating and development costs incurred prior to January 1, 2003 were not deducted. In addition, the amounts paid to the Trust from the Robinson's Bend & Maxwell Crossing Fields during any calendar quarter are subject to a volume limitation equal to the gross proceeds from the sale of 912.5 MMcf of natural gas, less property, production, severance and related taxes. Production attributable to the Trust from the Robinson's Bend & Maxwell Crossing Fields did not meet the Volume Limitation during the years ended December 31, 2010, 2009 and 2008 and is not expected to do so in the future. Currently, the deficit for legacy wells and infill wells in the Robinson's Bend & Maxwell Crossing Fields (net to the Trust's interest) is $7.4mm and $1.6mm, respectively. Trust's Net Profits Interest - Defined (Continued)

Transaction Structure & Process Details

TORCH ENERGY ROYALTY TRUST

September						
S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

October						
S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

November						
S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30			

- Evaluation Period
- Offers Due
- Close
- Holiday

- Asset sale transaction
  - Breaking package into sub-packages to be considered
  - **Robinson's Bend asset requires separate bid**
- All evaluation materials (TJS Reserve Report, NSAI Reserve Report, Confidential Memorandum, Legal Documents, SEC Filings) will be available in a virtual dataroom ("VDR")
  - To request access, please contact Reid Strand at (713) 600-0155 or rstrand@plsx.com
- **Proposals must be received by PLS on or before 12:00 (noon) CST, October 19, 2011. Your proposal should represent your best offer** and must be submitted in written form and executed by an officer or other representative duly authorized to bind the prospective purchaser to its terms. Your proposal may be delivered physically or electronically.
- For any questions, and when submitting your proposal, please contact:

Jason Reimbold – jreimbold@plsx.com
Vice-President, A&D
PLS Inc.
One Riverway, Suite 2200
Houston, TX 77056
Phone (713) 600-0156, Fax (713) 658-1922

PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) 11 www.plsx.com PLS

www.plsx.com 12 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Reserve Summary - TJS Reserve Report Note: SEC reserves as of December 31, 2010 are currently being rolled forward to September 1, 2011. Pricing will utilize current futures prices as adjusted to reflect the terms of the Net Overriding Royalty Conveyances. Such reserve run will be available in the VDR.

www.plsx.com 13 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Production & Cash Flow Summary

www.plsx.com 14 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Cotton Valley Fields 1.1 MMCFED - Net Production (March 2011) $41,000 - Net Cash Flow (March 2011) 4.0 BCFE - Net Proved Reserves 41 Legacy wells, 32 Infill wells Austin Chalk Fields 182 MCFED - Net Production (March 2011) ~($16,000) - Net Cash Flow (March 2011) 194 MMCFE - Net Proved Reserves 41 Legacy wells, 2 Infill wells Robinson's Bend & Maxwell Crossing Fields No Economic Reserves 393 Legacy wells, 38 infill wells Irrevocable bid of $1 million for NPI (see pg. 29) Chalkley Field 1.4 MMCFED - Net Production (March 2011) $120,000 - Net Cash Flow (March 2011) 3.6 BCFE - Net Proved Reserves 3 Legacy wells, 1 Infill well Asset Package Overview

www.plsx.com 15 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Properties

www.plsx.com 16 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Louisiana Chalkley Field Miogyp "B" reservoir 1.4 MMCFED - Net Production (March 2011) $120,000 - Net Cash Flow (March 2011) 3.6 BCFE - Net Proved Reserves 3 Legacy wells, 1 Infill well Property Set 1

Chalkley Field Overview

TORCH ENERGY ROYALTY TRUST

Chalkley - 4 Wells **Cameron Parish, LA**


Calcasieu Parish
Jefferson Davis Parish
Cameron Parish
S.L. L & O Co. #1
S.L. L & O Co. #11
S.L. L & O Co. #3
S.L.K. LD&Oil Inc. #1

Legend: • Legacy • Infill

Highlights

- Miogyp "B" reservoir
- Cameron Parish
- 2,152 gross & 348 net acres
- 3 producing legacy wells
  - 16.2% average WI(1)
  - 12.1% average NRI(1)
- 1 producing infill well
  - 3.2% average WI(2)
  - 2.4% average NRI(2)
- 1.4 MMCFED – Net Production (March 2011)
- $120,000 – Net Cash Flow (March 2011)
- ExxonMobil subsidiary – operator
- Zero balance on legacy wells (no deficit)
- ~$0.4 million deficit on infill well (net to Trust's 20% interest)(3)
  - Unlikely Seller will back into its 20% interest in future periods

Net Reserves and Present Value (PV_{10})
TJS Reserve Report as of December 31, 2010

Area	Field	Reserve Category	Well Count	Oil & Cond (MBO)	Gas (MMCF)	Total (6:1) (MMCFE)	Undiscounted Cash Flow ($M)	PV_{10} ($M)
Chalkley	Chalkley West	PDP	3	15.3	3,542.8	3,634.6	$9,509.3	$6,617.2
Chalkley (Infill)	Chalkley West	PDP	1	0.0	0.0	0.0	$0.0	$0.0
		Total	**4**	**15.3**	**3,542.8**	**3,634.6**	**$9,509.3**	**$6,617.2**

(1) Represents the Working Interest Owners' average WI and NRI for the legacy wells which are burdened by the Net Profits Interest.
(2) Represents 20% of the Working Interest Owners' average WI and NRI for the infill wells which are burdened by the Net Profits Interests.
(3) ~$2.2 million deficit balance, net to Working Interest Owners' interest.

PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) 17 www.plsx.com PLS

www.plsx.com 18 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Highlights Stable, predictable decline Zero infill well production included Unlikely infill wells will payout to the 20% interest in the future Chalkley Field Historical & Projected Production

www.plsx.com 19 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Highlights Average annual price declined sharply in 2009 Zero infill well cash flow included Unlikely infill wells will payout to the 20% interest in the future Chalkley Field Historical & Projected Cash Flow

www.plsx.com 20 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Texas Cotton Valley Fields 1.1 MMCFED - Net Production (March 2011) $41,000 - Net Cash Flow (March 2011) 4.0 BCFE - Net Proved Reserves 41 Legacy wells, 32 Infill wells Austin Chalk Fields 182 MCFED - Net Production (March 2011) ~($16,000) - Net Cash Flow (March 2011) 194 MMCFE - Net Proved Reserves 41 Legacy wells, 2 Infill wells Property Set 2

www.plsx.com 21 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Highlights Rusk, Harrison & Panola counties in Texas 4,411 gross & 2,606 net acres 41 producing legacy wells 53.7% average WI(1) 39.5% average NRI(1) 32 producing infill wells 14.6% average WI(2) 11.1% average NRI(2) 1.1 MMCFED - Net Production (March 2011) $41,000 - Net Cash Flow (March 2011) Torch subsidiary & Samson - operators Zero balance on legacy and infill wells (no deficit) Cotton Valley Fields Overview Represents the Working Interest Owners' average WI and NRI for the legacy wells which are burdened by the Net Profits Interest. Represents 20% of the Working Interest Owners' average WI and NRI for the infill wells which are burdened by the Net Profits Interests.

www.plsx.com 22 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Highlights Stable, predictable decline Samson operates infill wells 32 infill wells currently producing First infill well completed in 1997; most recent well completed late 2008 Cotton Valley Fields Historical & Projected Production

www.plsx.com 23 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Austin Chalk Fields Overview Highlights Brazos, Fayette & Frio counties in Texas 22,468 gross & 3,791 net acres 41 producing legacy wells 16.1% average WI(1) 11.4% average NRI(1) 2 producing infill wells 1.6% average WI(2) 1.3% average NRI(2) 182 MCFED - Net Production (March 2011) ~($16,000) - Net Cash Flow (March 2011)

Austin Chalk Fields Overview

TORCH
ENERGY ROYALTY TRUST

Net Reserves and Present Value (PV_{10})
TJS Reserve Report as of December 31, 2010

Area	Field	Reserve Category	Well Count	Oil & Cond (MBO)	Gas (MMCF)	Total (6:1) (MMCFE)	Undiscounted Cash Flow ($M)	PV_{10} ($M)
Austin Chalk	Clay NE	PDP	2	0.0	0.0	0.0	$0.0	$0.0
Austin Chalk	Giddings	PDP	31	9.2	106.7	161.9	$300.9	$242.5
Austin Chalk	Kurten	PDP	1	0.0	0.0	0.0	$0.0	$0.0
Austin Chalk	Pearsall	PDP	7	5.3	0.3	32.1	$132.4	$107.2
Austin Chalk (Infill)	Giddings	PDP	2	0.0	0.0	0.0	$0.0	$0.0
		Total	**43**	**14.5**	**107.0**	**194.0**	**$433.3**	**$349.8**

Highlights

- Brazos, Fayette & Frio counties in Texas
- 22,468 gross & 3,791 net acres
- 41 producing legacy wells
  - 16.1% average WI(1)
  - 11.4% average NRI(1)
- 2 producing infill wells
  - 1.6% average WI(2)
  - 1.3% average NRI(2)
- 182 MCFED – Net Production (March 2011)
- ~($16,000) – Net Cash Flow (March 2011)

- Torch subsidiary, EnerVest, Blackbrush O&G, Apache, Anadarko, Sandel & Clayton Williams – operators
- Zero balance on legacy wells (no deficit)
- $30,000 deficit on infill wells (net to Trust's 20% interest)(3)
  - Unlikely Seller will back into its 20% interest in future periods

(1) Represents the Working Interest Owners' average WI and NRI for the legacy wells which are burdened by the Net Profits Interest.
(2) Represents 20% of the Working Interest Owners' average WI and NRI for the infill wells which are burdened by the Net Profits Interests.
(3) ~$150,000 deficit balance, net to Working Interest Owners' interest.

PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) 24 www.plsx.com PLS

www.plsx.com 25 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Highlights Stable, predictable decline Zero infill well production included Unlikely infill wells will payout to the 20% interest in the future Austin Chalk Fields Historical & Projected Production

www.plsx.com 26 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Highlights Due to Conveyance by State, Cotton Valley & Austin Chalk cash flow summed Stable, predictable decline Samson operates infill wells 32 infill wells currently producing First infill well completed in 1997; most recent well completed late 2008 Texas Fields Historical & Projected Cash Flow

www.plsx.com 27 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Alabama Robinson's Bend & Maxwell Crossing Fields No Economic Reserves net to NPI 393 Legacy wells, 38 infill wells Irrevocable bid of $1 million for NPI (see pg. 29) Property Set 3

Robinson's Bend & Maxwell Crossing Fields Overview



Robinson's Bend - 431 Wells
Tuscaloosa Co., AL
Robinson's Bend
Pickens
Thompson
12-02-200
Tuscaloosa
Greene
Maxwell Crossing
Legend: Robinson's Bend Wells
Maxwell Crossing Wells
www.plsx.com
All Standard Disclaimers Apply & Sellers Rights Retained

Highlights

- Irrevocable bid of $1 million from operator **(see pg. 29)**
- Tuscaloosa county, Alabama
- 33,404 gross & 14,288 net acres
- Zero economic reserves
- 393 legacy wells
  - 40.2% average WI(1)
  - 30.5% average NRI(1)
- 38 infill wells
  - 6.8% average WI(2)
  - 5.2% average NRI(2)
- Robinsons Bend Operating (subsidiary of Constellation Energy Partners) – operator
- ~$7.4 million deficit on legacy wells
  - Unlikely seller will receive cash flow from legacy wells in future
- ~$1.6 million deficit on infill wells (net to Trust's 20% interest)(3)
  - Unlikely Seller will back into its 20% interest in future periods

(1) Represents the Working Interest Owners' average WI and NRI for the legacy wells which are burdened by the Net Profits Interest.
(2) Represents 20% of the Working Interest Owners' average WI and NRI for the infill wells which are burdened by the Net Profits Interests.
(3) ~$8.0 million deficit balance, net to the Working Interest Owners' interest.

PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F)
28
www.plsx.com PLS

www.plsx.com 29 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) On February 23, 2011, the Trust announced that the Trust and a derivative unitholder plaintiff reached an agreement in principle with Constellation Energy Partners LLC ("CEP") to settle litigation filed by the derivative plaintiff on the Trust's behalf, captioned Trust Venture Company, LLC v. Constellation Energy Partners LLC, in the Circuit Court of Tuscaloosa County, Alabama concerning the Robinson's Bend field. Under the proposed settlement, the derivative plaintiff and the Trust agreed to settle the claims against CEP in the derivative action, and to enter into mutual, general releases with CEP in return for (i) a payment of one million two hundred thousand United States dollars ($1,200,000) to the derivative plaintiff by Robinson's Bend Production II ("RBP II"), which is a Delaware limited liability company and an affiliate of CEP, to reimburse the derivative plaintiff for the legal fees and expenses it incurred in prosecuting the derivative action, (ii) an irrevocable bid by RBP II of not less than one million United States dollars ($1,000,000) for its purchase from the Trust of the net overriding royalty interest ("Alabama NORRI"), when such Alabama NORRI is separately offered for sale by the Trust at public auction within 180 days of the effective date of the settlement, with such bid amount to be deposited by RBP II in a third-party escrow account pending the public auction, and (iii) a third amendment to that certain Water Gathering and Disposal Agreement providing that, for a period of ten years commencing on the first day of the month following the effective date of the settlement, the charges for the gathering, separation, and disposal of water from oil and gas wells located in Tuscaloosa County, Alabama that are owned and operated by RBP II shall be fifty- three cents ($0.53) per barrel of water. (RBP II previously charged one United States dollar ($1.00) per barrel of water for the gathering, separation, and disposal of such water from the Wells.) The settlement agreement was approved by the Court in all respects on April 13, 2011 and became effective on June 13, 2011. Irrevocable Bid by Constellation

www.plsx.com 30 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Contractual Arrangements

www.plsx.com 31 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) The Working Interest Owners are obligated to purchase all net production attributable to the net profits interests for an index price for oil and natural gas ("Index Price"), less certain gathering, treating and transportation charges, which are calculated monthly. The Index Price equals 97% of the weighted average spot market prices of oil and natural gas at the four locations where the Underlying Properties' production is sold. If the Index price exceeds the sharing price ("Sharing Price"), the Working Interest Owners are entitled to deduct 50% of such excess ("Price Differential") in determining the natural gas price used to compute the net profits interests proceeds. The Sharing Price is $2.46 per MMbtu in 2011 and is adjusted annually for inflation. The Working Interest Owners are obligated to pay a minimum price ("Minimum Price") for natural gas production. The Minimum Price in 2011 is $1.99 per MMBtu and is adjusted annually for inflation. When the Working Interest Owners purchase net production based on the Minimum Price, the Working Interest Owners receive price credits ("Price Credits") equal to the difference between the Index Price and the Minimum Price that the Working Interest Owners are entitled to deduct in determining the natural gas price when the Index Price for natural gas exceeds the Minimum Price. The Working Interest Owners have the annual option to discontinue the Minimum Price commitment. However, if the Working Interest Owners discontinue the Minimum Price commitment, they will no longer be entitled to deduct the Price Differential in calculating the purchase price for gas and will forfeit all accrued Price Credits. The Working Interest Owners have not exercised their option to discontinue the Minimum Price commitment and currently have no accrued price credits. Gas production is purchased at the wellhead. Therefore, the Net Profits Interests do not include amounts received in connection with extracting natural gas liquids from such production at natural gas processing or treating facilities. Marketing Arrangements & Price Sharing

www.plsx.com 32 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Notes Note: For additional information concerning marketing arrangements, see Item I. of TRU's Form 10-K for the year ended December 31, 2010, the Net Overriding Royalty Conveyances, and pg. 31 of this document. (1) Price before gathering, treating and transportation fees. Computed utilizing the terms of the each Net Overriding Royalty Conveyance. (2) The Sharing Price is adjusted annually on January 1 for inflation. NPI Natural Gas Price Calculation Net to Trust Interest (Example)

www.plsx.com 33 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) Notes Average differential compared to Henry Hub: 2007 - ($2.43) 2008 - ($3.24) 2009 - ($0.77) 2010 - ($0.97) Q1 2011 - ($0.89) Differentials are primarily due to the price sharing (see pg. 31) NPI Historical Pricing Vs. Henry Hub

www.plsx.com 34 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) The Working Interest Owners are entitled to deduct the following fees for gas gathering, treating and transportation in calculating the Net Profits Interests proceeds: Robinson's Bend Field Gathering, treating and transportation fee of $0.335 per MMBtu in 2011 (adjusted annually for inflation), fuel usage equal to 5% of the revenues and a gathering fee of $0.05 per MMBtu pertaining to production from 73 legacy wells Cotton Valley Fields Gathering fee of $0.045 per MMBtu pertaining to production from 12 legacy wells Austin Chalk Fields Gathering, treating and transportation fee of $0.38 per MMBtu plus 17% of natural gas revenues Chalkley Field No gathering, treating or transportation fees are deducted from the Net Profits Interests proceeds Gathering, Treating and Transportation Arrangements

A&D Professionals Jason Reimbold Reid Strand Vice-President Associate jreimbold@plsx.com rstrand@plsx.com (713) 600-0156 (O) (713) 600-0155 (O) (918) 619-2575 (M) (832) 244-7226 (M) www.plsx.com 35 PLS Inc. / (713) 650-1212 (O) / (713) 658-1922 (F) PLS Inc. One Riverway, Suite 2200, Houston, TX 77056 Main Line: 713-650-1212 Fax: 713-658-1922 Contact Information